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                                                                   EXHIBIT 10.31


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                        REALNAME ADDRESS PREFIX AGREEMENT
               BETWEEN CENTRAAL CORPORATION AND TICKETS.COM, INC.

        This Agreement (this "Agreement") is entered into as of July 23, 1999 ("Effective Date") by and between Centraal Corporation, a Delaware corporation with offices at 2 Circle Star Way, 2nd Floor, San Carlos, CA 94070-1350 ("Centraal"), and Tickets.com, Inc. a Delaware corporation with offices at 4675 MacArthur Court, Suite 1400, Newport Beach, CA 92660 ("Company" and, together with Centraal, the "Parties").

        WHEREAS, Company desires to have the use of a designated prefix to be used in the RealNames Service on the terms and conditions set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.      DEFINITIONS.

        1.1 "REALNAME PREFIX" means RealName addresses in the form of a unique phrase to be used as a prefix followed by a rules-based dynamic syntax query to be applied at Company's Web site. Centraal's resolvers will recognize the format of a RealName Prefix from an Internet user's query, transform the RealName Prefix into an appropriate query for the Company Web site, and, following such Company Web site query, redirect the Internet user directly to the Company URL appropriate to such RealName Prefix or, if appropriate, to an intermediary Company Web site listing relevant directory results to such RealName Prefix query (e.g. the prefix "ZZZ", to form RealNames Addresses such as "ZZZ drowse" or "ZZZ sleep").

        1.2 "REALNAMES ADDRESS" means the proprietary natural language address assigned by Centraal to a third party subscriber which can be translated into a URL address through Resolution (as herein defined).

        1.3 "REALNAMES SERVICE" means Centraal's subscriber-based Internet addressing system that utilizes unique RealName addresses to direct Internet users to URLs determined by Centraal, which is described with greater specificity in Centraal's representations in Exhibit A hereto, the terms of which are incorporated herein by reference.

        All other capitalized terms used herein will have the meanings assigned to them herein.

2.      REALNAME SUBSCRIPTION.

        2.1 REALNAME SUBSCRIPTION. Subject to the terms and conditions of this Agreement, Company hereby subscribes to the exclusive use (during the term of this Agreement) of (i) the RealName Prefix for the terms "ticket", "tickets", and "tickets.com" (the "Prefixes") in the RealNames Service and (ii) the RealNames Addresses set forth on Exhibit A hereto (the "Company Addresses") for the term of this Agreement. Through the use of the RealName Prefixes, Internet users may type "ticket", "tickets" or "tickets.com" followed by event category, city, artist name or other relevant terms and be directed directly to the Company World Wide Web site page specifically relevant to such search query, or such other location as the Company may reasonably specify.

        2.2 OWNERSHIP. As between the Parties, subject to Section 4 below, Centraal will retain all rights, titles, and interests in the RealName Prefixes and RealNames Addresses; except that for the term hereof, Company is the exclusive licensee of the Prefixes Company agrees that all goodwill in any RealName Prefix or RealNames Address as an address in the RealNames Service belongs exclusively to Centraal. Company's use of the RealNames Service confers no property rights upon Company. Company understands and agrees that Centraal has the right to compile usage statistics and other data regarding use of Centraal's RealNames Service and to sell and provide any and all such aggregated (as opposed to personal) data to third parties.

        2.3 RESERVATION. Company agrees that allocation of RealName Prefixes and RealNames Addreses by Centraal is subject to Centraal's discretion. Centraal may at any time, with notice to Company that is reasonable in the circumstances (including immediate notice when that is appropriate) withdraw a RealName Prefix or RealNames Address previously or currently used by Company. However, Centraal, and any entity acting at its direction, may not allocate, re-allocate, or license the Prefixes to any entity other than the Company during the term



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hereof. Company understands and agrees that Centraal requires absolute discretion over the allocation of RealName Prefixes and RealNames Addresses (1) in light of the uncertain and often conflicting principles and law that are at work in the current state of the Internet and (2) to exercise its own judgment as to what constitutes an optimal service and system and that Centraal may apply standards of decision regarding withdrawal of RealName Prefixes or RealNames Addresses that evolve or change over time. Company agrees and acknowledges that Centraal may withdraw approval of a RealName Prefix or RealNames Address. If Centraal withdraws approval of a RealName Prefix or RealName Address , Centraal will attempt to provide an alternative RealName Prefix or RealNames Address, as applicable, that is acceptable to both Parties. However, Company is under no obligation to accept any changes to the Prefixes, and in such event may, at its discretion, elect to terminate this Agreement in accordance with Section 5.1(c). If such termination occurs during a payment period (as opposed to at the conclusion thereof) the fees owing Centraal hereunder shall be prorated. Company accords to Centraal the right to make decisions that it deems best in each context.

3.      COMPENSATION.

        3.1 SUBSCRIPTION FEES. During the term of this Agreement, Company will pay a non-refundable fee, except as set forth in Paragraph 2.3, to Centraal as follows:

                (a) $[***] per calendar quarter for the period of Effective Date to September 30, 1999;

                (b) $[***] per calendar quarter for the period of October 1, 1999 to December 31, 1999;

                (c) $[***] per each calendar quarter for the period of January 1, 2000 to June 30, 2000;

                (d) $[***] per each calendar quarter for the period of July 1, 2000 to December 31, 2000; and

                (e) $[***] for the calendar quarter for the period of January 1, 2001 to March 31, 2001.

                (f) $[***] for the calendar quarter for the period of April 1, 2001 to June 30, 2001.

                (g) $[***] for the calendar month for the period of July 1, 2001 to July 31, 2001.

        3.2     PRICE PER RESOLUTION FEES. In addition to the fees set forth in
Section 3.1 above, during the term of this Agreement, Company will pay Centraal a price per Resolution of $[***]; provided, however, that for each calendar quarter beginning on July 1, 1999 through June 30, 2001, such fees will be due and payable only in respect of Resolutions exceeding:

                (a) [***] Resolutions delivered by Centraal for the calendar quarter beginning on Effective Date through September 30, 1999;

                (b) [***] Resolutions delivered by Centraal for the calendar quarter beginning on October 1, 1999 through December 31, 1999;

                (c) [***] Resolutions delivered by Centraal for each calendar quarter during the period of January 1, 2000 through December 31, 2000; and

                (d) [***] Resolutions delivered by Centraal for each calendar quarter during the period of January 1, 2001 through June 30, 2001.

                A "Resolution" occurs each time Internet user uses a RealNames Address or RealName Prefix subscribed by Company to navigate to a Company owned or controlled uniform resource locator through the RealNames Service.

        3.3 PAYMENT. At the end of each calendar quarter, Centraal will submit to Company invoices of the fees due and payable to Centraal by Company for such quarter under Sections 3.1 and 3.2 of this Agreement. Company shall pay such invoices within thirty (30) days of receipt.

4. USE OF COMPANY NAMES. Either party may, upon the written permission of the owner, use applicable trade names and brand names of Company (collectively, the "Trademarks") in connection with the relationship envisioned herein. Nothing herein will grant either party any right, title or interest in the other's Trademarks. Any and all good will arising from either party's use of the other's Trademarks will inure solely to the benefit of the owner. Notwithstanding the foregoing, Company gives Centraal permission to utilize the applicable Company Trademarks in connection with the provision of the RealNames Service as contemplated herein.

5.      TERM AND TERMINATION.

        5.1     TERM AND TERMINATION.

                (a) This Agreement will commence on the Effective Date and continue for an initial term that will expire on June 30, 2001, unless earlier terminated as set forth herein. Thereafter, this


[***] Confidential treatment has been requested for redacted portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Agreement will be automatically renewed for successive one (1) year terms, unless, at least thirty (30) days prior to the commencement of an additional one
(1) year term, a Party notifies the other Party in writing of its intention not to renew this Agreement. Notwithstanding the foregoing, if Centraal elects not to renew the Agreement, Centraal shall inform the Company in writing of its intent, if any, to allocate, reallocate, or license the RealName prefixes "ticket", "tickets", or "tickets.com" to another entity. Upon receipt of such notice Company will have a thirty (30) day right of first refusal to renew the subscription agreement for the Prefixes upon the terms being offered by such other entity, or upon such other terms as Centraal and the Company may agree. The right of first refusal granted by the preceding sentence shall terminate one year following the non-renewal of this Agreement by Centraal.

                (b) This Agreement may be terminated immediately for cause by either Party on written notice to the other Party in the event that the other
Party: (i) ceases to function as a going concern or to conduct its operations in the normal course of business; or (ii) is in material default of its obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof.

                (c) In the event that Centraal removes the RealName Prefix "ticket", "tickets", or"tickets.com" from the RealNames Service, and fails to replace such RealName Prefix with a substitute RealName Prefix acceptable to Company, Company may terminate this Agreement if Centraal fails to cure the deficiency upon ten (10) days' written notice to Centraal.

                (d) In the event that Centraal reasonably believes that Company's use of a RealName Prefix or a Company Address may result in imminent liability to Centraal, Centraal may terminate this Agreement upon five (5) business days' written notice to Company if the Parties are unable to cure such threat during the same period.

                (e) Centraal shall maintain a ninety-nine percent (99%) uptime (net of network latency time, which is beyond the control of Centraal) for the RealNames Service provided hereunder 24 hours per day, seven days per week during each month of the term of this Agreement (with the exception of any scheduled maintenance performed by Centraal). Service uptime means that a search result will promptly return an accurate RealNames Address to URL link when that link is applicable. If Centraal fails to meet such uptime performance standards, Centraal shall have seventy-two (72) hours to correct the problem and restore the system to ninety-nine percent (99%) uptime functionality. If any such failure is not corrected within seventy-two (72) hours from written notification to Centraal by Company, or if Centraal fails to meet such uptime performance standards on more than three (3) occasions in any sixty (60) day period, Company may immediately terminate this Agreement upon written notice to Centraal, or, alternatively, elect to receive a pro rata refund for each day during such period for which Centraal failed to meet the ninety-nine percent (99%) uptime standard.

        5.2 NO LIABILITY. Except as expressly required by law, in the event of termination of this Agreement by either Party in accordance with its terms, neither Party shall be liable to the other for compensation, reimbursement or damages resulting from such termination and resulting from (i) the loss of prospective profits or anticipated sales; or (ii) expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of the Parties.

        5.3 SURVIVAL. In the event of termination or cancellation of this Agreement, Sections 1, 2.2, 2.3, 3, 4, 5.2, 5.3, 6, 7 and 8 shall survive and shall continue to apply in accordance with their terms.

6.      WARRANTY AND INDEMNITY.

        6.1 WARRANTY AND DISCLAIMER. Company agrees that Subscription OF A REALNAme PREFIX OR REALNAMES ADDRESS does not confer immunity from objection to either the subscription or use of the RealNames PREFIX OR REALNAMES ADDRESS BY THIRD PARTIES, HOWEVER, CENTRAAL WILL INDEMNIFY COMPANY AGAINST THE SAME. COMPANY ACKNOWLEDGES AND AGREES THAT THE SERVICES OF CENTRAAL AND THE REALNAME PREFIX AND THE REALNAMES ADDRESSES) (COLLECTIVELY, THE "SERVICES") ARE BEING PROVIDED "AS IS," WITH "ALL FAULTS," AND THAT CENTRAAL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIMS, ON ITS OWN BEHALF ON AND BEHALF OF ITS AFFILIATED PARTIES, ANY WARRANTIES AS TO THE USEFULNESS, ACCURACY, RELIABILITY, NON-INFRINGEMENT OR EFFECTIVENESS OF SUCH SERVICES, OR THAT ANY OF SUCH SERVICES WILL BE UNINTERRUPTED, ERROR FREE, OR WILL MEET THE NEEDS OF ANY


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PARTY. WITHOUT LIMITING THE FOREGOING, CENTRAAL DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT WILL CENTRAAL BE LIABLE TO THE COMPANY FOR ANY FAILURE, DISRUPTION, DOWNTIME, INCORRECT LINKAGE OR OTHER NON PERFORMANCE OF THE REALNAMES SERVICE.

        6.2 INDEMNITY. Both parties, at their own expense, will defend, indemnify and hold the other, its officers, directors, employees, agents and successors harmless against any liability, or any litigation cost or expense (including attorneys' fee), arising out of third-party claims as a result of the other party's negligence proximately in connection with performance of this Agreement.

7. CONFIDENTIALITY. Each Party may disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement will be treated as Confidential Information; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

8.      GENERAL.

        8.1 MISCELLANEOUS. Nonperformance of either Party will be excused to the extent that performance is rendered impossible by any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the non-performing Party. The relationship of Centraal and Company established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of law principles. This Agreement, together with all exhibits and attachments hereto, set forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Parties to the changes, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Company may not assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of Centraal, except in connection with a sale of substantially all the assets of the Company. If any provision in this Agreement is found invalid then such provision will be construed, if feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, and the parties will negotiate, in good faith, a substitute, valid and enforceable provision that most nearly effects the Parties' intent in entering into this Agreement. This Agreement will be binding upon the successors or the parties hereto.

        8.2 DISPUTES. In the event that Company's subscription of the RealName Prefix, the Company Addresses, or any other aspect of the RealNames Service, or any conduct by the Company results in any challenge, claim, demand, or action to or against Centraal by any third party, Company agrees that Centraal shall have the right to decide in its sole discretion what actions to take, including without limitation whether to continue to provide Company's subscription to the RealName Prefix or the Company Address, reservation or any other aspect of the RealNames Service affected by such claim. Company understands and agrees that it has no vested interest or right in any procedures or rules of dispute resolution.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

TICKETS.COM, INC.

By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________

CENTRAAL CORPORATION

By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________


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                                    EXHIBIT A

        Centraal represents that, as of the date hereof, it has entered into the following principal agreements with respect to distribution of RealNames
Service:

1. LICENSE AND MARKETING AGREEMENT BETWEEN CENTRAAL AND MICROSOFT CORPORATION DATED JUNE 2, 1999.

        TERM: Two years; may be renewed for subsequent one-year periods.

        TYPE OF IMPLEMENTATION: RealNames Service will be implemented on both, "MSN Search" and "AutoSearch" search properties.

        EXPECTED IMPLEMENTATION: Microsoft will endeavor to implement the RealNames Service on MSN Search by September 1, 1999 and on AutoSearch by August 1, 1999.

        ASSIGNMENT: Binding upon any successor and lawful assign of Microsoft; provided, however, that Microsoft may not assign to any competitor of Centraal.

2. REALNAMES SERVICES AGREEMENT BETWEEN CENTRAAL AND INKTOMI DATED JANUARY 12, 1999.

        TERM: Will expire on December 31, 2000. Renewable for two-year periods thereafter upon the written consent of both parties.

        EXPECTED IMPLEMENTATION: By August 1, 1999. Second implementation:
        Q4'99.

        ASSIGNMENT: Binding upon Inktomi's successor by merger/sale of assets, provided that Inktomi may not assign the agreement to any competitor of Centraal.

3. REALNAMES SERVICE AGREEMENT BETWEEN CENTRAAL AND INFOSEEK CORPORATION DATED MAY 5, 1999.

        TERM: One year, may be renewed for additional one-year terms upon the prior written consent of the parties.

        EXPECTED IMPLEMENTATION: Mid-August, 1999.

        ASSIGNMENT: Binding upon Infoseek's successor by merger/sale of assets, provided that agreement may not be assigned to a competitor of Centraal.

4. REALNAMES SERVICE AGREEMENT BETWEEN CENTRAAL AND GRUNER & JAHR ELECTRONIC MEDIA SERVICE GMBH (FIREBALL) DATED MARCH 19, 1999.

        TERM: Initial term - 3 years; renewable thereafter for one-year periods upon mutual written consent of the parties.

        ASSIGNMENT: Binding upon G&J's successor by merger/sale of assets.

        EXPECTED IMPLEMENTATION: Done.

5. REALNAMES SERVICE AGREEMENT BETWEEN CENTRAAL AND ALTAVISTA COMPANY DATED APRIL 1, 1999.

        TERM: Will expire on December 31, 2000. Subsequent renewal for one-year periods.


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        EXPECTED IMPLEMENTATION: Fully integrated. Second implementation planned by October 1, 1999.

        ASSIGNMENT: Binding upon AltaVista's successor by merger/sale of assets.

6.      REALNAMES SERVICE AGREEMENT BETWEEN CENTRAAL AND BRITISH
        TELECOMMUNICATIONS, PLC. DATED JUNE 21, 1999.

        TERM: Two years, will be automatically renewed for one-year terms thereafter.

        EXPECTED IMPLEMENTATION: Mid-September, 1999.

        ASSIGNMENT: Binding upon BT's successor by merger/sale of assets, provided that agreement may not be assigned to a competitor of Centraal.

7. REALNAME SERVICE AGREEMENT BETWEEN CENTRAAL AND LOOKSMART LTD. DATED SEPTEMBER 25, 1998.

        TERM: 2 years with automatic renewal thereafter for one-year terms.

        EXPECTED IMPLEMENTATION: Fully implemented.

        ASSIGNMENT: Binding upon LookSmart's successor by merger/sale of assets, provided that agreement may not be assigned to a competitor of Centraal.